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                                                                EXHIBIT 10.12(c)

Lease made as of the 1st day of December 9, 1995, between 200 FIFTH AVENUE ASSOCIATES, having an office c/o Helmsley-Spear, Inc., 200 Fifth Avenue, New York, New York, hereinafter referred to as "Landlord" or "Lessor", and LEWIS GALOOB TOYS, INC., a California corporation with an office at 500 Forbes Boulevard, South San Francisco, California 94080, hereinafter referred to as "Tenant" or "Lessee".

     Witnesseth: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire rentable area of the 11th floor, consisting of approximately 17,200 rentable square feet, approximately as shown on the space diagram attached hereto and made a part hereof (said space is hereinafter called the "premises") in the building known as THE INTERNATIONAL TOY CENTER located at Block 125, Lot 37, with a mailing address of THE INTERNATIONAL TOY CENTER, 200 Fifth Avenue, ("the building") in the County of New York, City of New York, 10010, for a term of ten (10) years, five (5) months, to commence as of the first day of December 1995, and to expire on the thirtieth day of April, 2006, or until such term shall sooner end as in Article 12 and elsewhere herein provided, both dates inclusive, at a fixed annual rental (subject to Articles 23 and 41) at the annual rate of $244,020 a year from December 1, 1995 through November 30, 1997; $344,004 a year from December 1, 1997 through November 30, 2000; and $430,008 a year from December 1, 2000 through April 30, 2006; payable in equal monthly installments in advance on the first day of each month, except that the first installment of rent due under this lease shall be paid by Tenant upon its execution of this lease, unless this lease be a renewal.

    * NORTH

          Landlord and Tenant covenant and agree:

                                    PURPOSE.

     1. Tenant shall use and occupy the premises only for offices and wholesale showrooms relating to Tenant's business of toys and for no other purpose.

                            RENT AND ADDITIONAL RENT.

     2. Tenant agrees to pay rent as herein provided at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender, by cash, or by good and sufficient check drawn on a New York City Clearing House Bank, and without any set-off or deduction whatsoever. Any sum other than fixed rent payable hereunder shall be deemed additional rent and due on demand, unless other payment dates are hereinafter provided.

                                   ASSIGNMENT.

     3. Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this lease, or sublet or permit all or part of the premises to be used by others, without the prior written consent of Landlord in each instance. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or sublessee of this lease or a majority of the total interest in any partnership tenant or sublessee, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, and the conversion of a tenant or sublessee entity to either a limited liability company or a limited liability partnership shall be deemed an assignment of this lease or of such sublease. The merger or consolidation of a corporate tenant or sublessee where the net worth of the resulting corporation is less than the net worth of the tenant or sublessee immediately prior to such merger or consolidation shall be deemed an assignment of this lease or of such sublease. If without Landlord's written consent this lease is assigned, or the premises are sublet or occupied by anyone other than Tenant, Landlord may accept the rent from such assignee, subtenant or occupant, and apply the net amount thereof to the rent herein reserved, but no such assignment, subletting, occupancy or acceptance of rent shall be deemed a waiver of this covenant. Consent by Landlord to an assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease.

                                    DEFAULT.

     4. Landlord may terminate this lease on five (5) days' notice: (a) if rent or additional rent is not paid within ten (10) days after written notice from Landlord; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this lease (except the payment of rent), or any rule or regulation hereinafter set forth, within fifteen (15) days after written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said fifteen (15) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant's property and such appointment is not vacated within ninety (90) days; or (e) if an execution or attachment shall be issued the premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (f) if the premises become and remain vacant or deserted for a period of thirty (30) days; or (g) if Tenant shall default beyond any grace period under any other lease between Tenant and Landlord; or (h) if Tenant shall fail to move into or take possession of the premises within fifteen
(15) days after commencement of the term of this lease.

          At the expiration of the five (5) day notice period, this lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the term of this lease, but Tenant shall remain liable as hereinafter provided.
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                                 RELETTING, ETC.

     5. If Landlord shall re-enter the premises on the default Tenant, by summary proceedings or otherwise: (a) Landlord may re-let (provided, however, that Landlord will seek to relet the demised premises when there is no other comparable space in the building available for leasing by Landlord) the premises or any part thereof as Tenant's agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the term of this lease, and may grant concessions or free rent. (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of this lease, through such reletting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant's liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all reasonable expenses incurred in obtaining possession or re-letting the premises, including legal expenses and fees, brokerage fees, the cost of restoring the premises to good order, and the cost of all alterations and decorations deemed reasonably necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this lease. (c) Tenant hereby expressly waives any right of redemption granted by any present or future law. "Re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof Landlord shall have the right of injunction. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy. (d) Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord's re-entry is the result of Tenant's bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

     If Landlord re-enters the premises for any cause, or if Tenant abandons or vacate the premises, and after the expiration of the term of this lease, any property left in the premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceedings against Tenant based upon such default, then Tenant will reimburse Landlord for the reasonable legal expenses and fees thereby incurred by Landlord.

                           LANDLORD MAY CURE DEFAULTS.

     6. If Tenant shall default in performing any covenant or condition of this lease and if Tenant shall fail to remedy such default with all reasonable dispatch within fifteen (15) days after Landlord shall have notified Tenant in writing thereof (except in an emergency, in which case no such notice shall be required), Landlord may perform the same for the account of Tenant, and Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonably attorney's fees, such sums so paid or obligations incurred shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Landlord within ten (10) days after Tenant's receipt of any bill or statement therefor, and if Tenant's lease term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

                                  ALTERATIONS.

     7. Tenant shall make no decoration, alteration, addition or improvement in the premises, without the prior written consent of Landlord, and then only by contractors or mechanics and in such manner and with such materials as shall be approved by Landlord. All alterations, additions or improvements to the premises, including window and central air conditioning equipment and duct work, except movable office furniture and equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the premises at the expiration or sooner termination of the term of this lease. Any such alterations, additions and improvements which are non-standard office installations (such as private lavatories, kitchens and internal stairways), and which are designated by Landlord at the time Tenant requests Landlord's approval with respect to such installation (provided Tenant reminds Landlord in writing of its need to make such designation), shall be removed by Tenant and any damage repaired, at Tenant's expense, prior to the expiration of the term of this lease.

                                     LIENS.

     8. Prior to commencement of its work in the demised premises, Tenant shall obtain and deliver to Landlord a written letter of authorization, in form satisfactory to Landlord's counsel, signed by architects, engineers and designers to become involved in such work, which shall confirm that any of their drawings or plans are to be removed from any filing with governmental authorities, on request of Landlord, in the event that said architect, engineer, or designer thereafter no longer is providing services with respect to the demised premises. With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waiver of mechanics liens upon the premises or the building, after payments to the contractors, etc., subject to any then applicable provisions of the Lien law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the premises or the building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within thirty (30) days after notice thereof, by payment, filing of the bond required by law, or otherwise.

                                    REPAIRS.

     9. Tenant shall take care of the premises and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Tenant or its agents, employees or invitees. During the term of this lease, Tenant may have the use of any air-conditioning equipment located in the premises, and Tenant, at its own cost and expense, shall maintain and repair such equipment and shall reimburse Landlord, in accordance with Article 41 of this lease, for electricity consumed by the equipment. The exterior walls of the building, the windows and the portions of all window sills outside same and areas above any hung ceiling are not part of the premises demised by this lease, and Landlord hereby reserves all rights to such parts of the building.

                                  DESTRUCTION.

     10. If the premises shall be partially damaged by fire or other casualty, the damage shall be repaired at the expense of Landlord, but without prejudice
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to the rights of subrogation, if any, of Landlord's insurer. Landlord shall not be required to repair or restore any of Tenant's property or any alteration or leasehold improvement made by or for Tenant at Tenant's expense. The rent shall abate in proportion to the portion of the premises not usable by Tenant. Landlord shall not be liable to Tenant for any delay in restoring the premises. Tenant's sole remedy being the right to an abatement of rent, as above provided. If the premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the premises, or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this lease shall automatically expire no less than ten
(10) days after such notice is given. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant hereby expressly waives the provisions of Section 227 of the Real Property law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

                                  END OF TERM.

     11. Tenant shall surrender the premises to Landlord at the expiration or sooner termination of this lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, the parties recognize and agree that other damage to Landlord resulting from any failure by Tenant timely to surrender the premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the term of this lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over the premises after expiration or termination of the term of this lease, a sum equal to two (2) times the average rent and additional rent which was payable per month under this lease during the last six months of the term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this lease. At any time during the term of this lease, at reasonable times, after reasonable prior notice (which may be oral and given on the same day), Landlord may exhibit the premises to prospective purchasers or mortgages of Landlord's interest therein. During the last year of the term of this lease, at reasonable times, after reasonable prior notice (which may be oral and given on the same day), Landlord may exhibit the premises to prospective tenants.

                         SUBORDINATION AND ESTOPPEL, ETC.

     12. Tenant has been informed and understands that Landlord is the Tenant under a lease of the land and entire building of which the premises form a part (hereinafter called the "Master Lease"). This lease is and shall be subject and subordinate to the Master Lease and all other ground and underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This Article shall be self-operative and no further instrument of subordination shall be necessary. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby appoints Landlord as Tenant's irrevocable attorney-in-fact to execute any document of subordination on behalf of Tenant. In the event that the Master Lease or any other ground or underlying lease is terminated or any mortgage foreclosed, this lease shall not terminate or be terminable by Tenant (except as hereinafter provided as to Master Lease expiration of term) unless Tenant was specifically named in any termination or foreclosure judgment or final order. In the event that the Master Lease or any other ground or underlying lease is terminated as aforesaid, or expires (as hereinafter provided), or if the interests of Landlord under this lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then tenant will, at the option to be exercised in writing by the landlord under the Master Lease or such purchaser, assignee or lessee, as the case may be, (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this lease on the Tenant's part to be performed with the same force and effect as if said landlord or such purchaser, assignee or lessee, were the landlord originally named in this lease, or (ii) enter into a new lease with said lessor or such purchaser, assignee or lessee, as landlord, for the remaining term of this lease and otherwise on the same terms, conditions and rentals as herein provided. If the current term of the Master Lease shall expire prior to the date set forth herein for the expiration of this lease, then, unless Landlord, at its sole option, shall have elected to extend or renew the term of the Master Lease, or unless the lessor under the Master Lease elects that the Tenant attorn or enter into a new lease as aforesaid, the term of this lease shall expire on the date of expiration of the Master Lease, notwithstanding the later expiration date hereinabove set forth. If the Master Lease is renewed, then the term of this lease shall expire as hereinabove set forth. Landlord represents that the term of the within Lease expires prior to the expiration date of the current term of the Master Lease. From time to time, Tenant, on at least ten (10) days' prior written request by Landlord will deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the rent and other charges have been paid and stating whether or not the Landlord is in default in performance of any covenant, agreement, or condition contained in this lease and, if so, specifying each such default of which Tenant may have knowledge.

                                  CONDEMNATION.

     13. If the whole or any substantial part of the premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof for any public or quasi-public purpose, this lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the term of this lease, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the premises is condemned, this lease shall not terminate, but rent shall abate in proportion to the portion of the premises condemned.

                              REQUIREMENTS OF LAW.

     14. (a) Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the premises, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the premises or the use or occupancy thereof including,

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without limitation, compliance in the premises with all City, State and Federal laws, rules and regulations on the disabled or handicapped, on fire safety and on hazardous materials. The foregoing shall not require Tenant to do structural work.

          (b) Tenant shall require every person engaged by him to clean any window in the premises from the outside, to use the equipment and safety devices required by Section 202 of the labor law and the rules of any governmental authority having or asserting jurisdiction.

          (c) Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the premises and shall not use the premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this lease. If Tenant's use of the premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such incurred costs. That the premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

                            CERTIFICATE OF OCCUPANCY.

     15. Tenant will at no time use or occupy the premises in violation of the certificate of occupancy issued for the building. The statement in this lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the premises under the certificate of occupancy for the building.

                                   POSSESSION.

     16. If Landlord shall be unable to give possession of the premises on the commencement date of the term because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason except as hereinafter provided, Landlord shall not be subject to any liability for such failure. In such event, this lease shall stay in full force and effect, without extension of its term. However, the rent hereunder shall not commence until the premises are available for occupancy by Tenant. If delay in possession is due to work, changes or decorations being made by or for Tenant, or is otherwise caused by Tenant, there shall be no rent abatement and the rent shall commence on the date specified in this lease. If permission is given to Tenant to occupy the demised premises or other premises prior to the date specified as the commencement of the term, such occupancy shall be deemed to be pursuant to the terms of this lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. The provisions of this Article are intended to constitute an express provision to the contrary within the meaning of Section 223(a), New York Real Property Law.

                                QUIET ENJOYMENT.

     17. Landlord covenants that if Tenant pays the rent and performs all of Tenant's other obligations under this lease, Tenant may peaceably and quietly enjoy the demised premises, subject to the terms, covenants and conditions of this lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

                                 RIGHT OF ENTRY.

     18. Tenant shall permit Landlord to erect and maintain pipes and conduits in and through the premises. Landlord or its agents shall have the right to enter or pass through the premises, at reasonable times, after reasonable prior notice (which may be oral), except in an emergency, in which event such entry or passage is permitted without notice and at all times, by master key, by reasonable force or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem necessary or desirable to the premises or the building, and to take all material into and upon the premises that may be required therefor. Such entry and work shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant's business. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name or number by which the building is known.

                                  VAULTSPACE.

     19. Anything contained in any plan or blueprint to the contrary notwithstanding, no vault or other space not within the building property line is demised hereunder. Any use of such space by Tenant shall be deemed to be pursuant to a license, revocable at will by Landlord, without diminution of the rent payable hereunder. If Tenant shall use such vault space, any fees, taxes or charges made by any governmental authority for such space shall be paid by Tenant.

                                   INDEMNITY.

     20. Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense rising from the use or occupation of the premises by Tenant, or anyone on the premises with Tenant's permission, or from any breach of this lease.

                              LANDLORD'S LIABILITY.

     21. This lease and the obligations of Tenant hereunder shall in no way be affected because Landlord is unable to fulfill any of its obligations or to supply any service, by reason of strike or other cause not within Landlord's control. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord, until such repairs, alterations or improvements shall have been completed. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business, unless due to the negligence of Landlord nor shall Landlord be liable for any latent defect in the premises or the building. Tenant, during the term of this lease, shall carry public liability and property damage insurance, from a company authorized to do business in New York, with limitations acceptable to Landlord, which policy or policies shall name the Landlord and its designees as additional insureds. Evidence of the policies, and of their timely renewal, shall be delivered to Landlord. All such insurance shall contain an agreement by the insurance company that the policy or policies will not be canceled or the coverage changed, without thirty (30) days' prior written notice to the Landlord. Tenant agrees to look solely to Landlord's estate and interest in the land and building, or the lease of the building or of the land and building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event or any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and tenant hereunder, or Tenant's use and occupancy of the demised premises or any other liability of Landlord to Tenant (except for negligence).

                             CONDITION OF PREMISES.

     22. Tenant acknowledges that Landlord has made no representation or promise, except as herein expressly set forth. Tenant agrees to accept the premises "as is", except for any work which Landlord has expressly agreed in writing to perform.

                           COST OF LIVING ADJUSTMENTS.

     23. The fixed annual rent reserved in this lease and payable hereunder shall be adjusted, as of the times and in the manner set forth in this Article:

     (a) Definitions: For the purposes of this Article, the following definitions shall apply:

     (i) The term "Base Year" shall mean the full calendar year during which the term of this lease commences.

    (ii) The term "Price Index" shall mean the "Consumer Price Index" published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, New York, N.Y.-Northeastern, N.J., all urban consumers (presently denominated "CPI-U"), or a successor or substitute index appropriately adjusted.

   (iii) the term "Price Index for the Base Year" shall mean the average of the monthly All Items Price Indexes for each of the 12 months of the Base Year.

     (b) Effective as of each January and July subsequent to the Base Year, there shall be based a cost of living adjustment of the fixed annual rental rate payable hereunder. The July adjustment shall be based on the percentage difference between the Price Index for the preceding, month of June and the Price Index for the Base Year. The January adjustment shall be based on such percentage difference between the Price Index for the preceding month of December and the Price Index for the Base Year.

     (i) In the event the Price Index for June in any calendar year during the term of this lease reflects an increase over the Price Index for the Base Year, then the fixed annual rent herein provided to be paid as of the July 1st following such month of June (unchanged by any adjustments under this Article) shall be multiplied by the percentage difference between the Price Index for June and the Price Index for the Base Year, and the resulting sum shall be added to such fixed annual rent, effective as of such July 1st. Said adjusted fixed annual rent shall thereafter be payable hereunder, in equal monthly installments, until it is readjusted pursuant to the terms of this lease.

    (ii) In the event the Price Index for December in any calendar year during the term of this lease reflects an increase over the Price Index for the Base Year, then the fixed annual rent herein provided to be paid as of the January 1st following such month of December (unchanged by any adjustments under this Article) shall be multiplied by the percentage difference between the Price Index for December and the Price Index for the Base Year, and the resulting sum shall be added to such fixed annual rent effective as of such January 1st. Said adjusted fixed annual rent shall thereafter be payable hereunder, in equal monthly installments, until it is readjusted pursuant to the terms of this lease.

     The following illustrates the intentions of the parties hereto as to the computation of the aforementioned cost of living adjustment in the annual rent payable hereunder.

     Assuming that said fixed annual rent is $10,000, that the Price Index for the Base Year was 102.0 and that the Price Index for the month of June in a calendar year following the Base Year was 105.0, then the percentage increase thus reflected, ie., 2.941% (3.0/102.0) would be multiplied by $10,000, and said fixed annual rent would be increased by $294.10 effective as of July 1st of said calendar year.

     In the event that the Price Index ceases to use 1982-94=100 as the basis of calculation, or if a substantial change is rude in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this lease not been altered. In the event such Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used.

     (c) Landlord will cause statements of the cost of living adjustments provided for in subdivision (b) to be prepared in reasonable detail and delivered to Tenant.

     (d) In no event shall the fixed annual rent originally provided to be paid under this lease (exclusive of the adjustments under this Article) be reduced by virtue of this Article.

     (e) Any delay or failure of Landlord, beyond July or January of any year, computing or billing for the rent adjustments hereinabove provided, shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder.

     (f) Notwithstanding any expiration or termination of this lease prior to the lease expiration date (except in the case of a cancellation by mutual agreement) Tenant's obligation to pay rent as adjusted under this Article shall continue and shall cover all periods up to the lease expiration date, and shall survive any expiration or termination of this lease.

                                 TAX ESCALATION.

     24. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Article:

     (a) For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 17,200 square feet.

     (b) Definitions: For the purpose of this Article, the following definitions shall apply:

          (i) The term "base tax year" as hereinafter set forth for the determination of real estate tax escalation shall mean the New York City real estate tax year commencing July 1, 1996 and ending June 30,1997.

     5.834 PERCENT

          (ii) The term "The Percentage", for purposes of computing tax escalation, shall mean 5.834 percent ( * %). The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot of the demised premises and the denominator of which is the total rentable square foot area of the office and commercial space in the building project. The parties acknowledge and agree that the total rentable square foot area of the office and commercial space in the building project shall be deemed to be 294,816 sq. ft.

          (iii) The term "the building project" shall mean the aggregate combined parcel of land on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

          (iv) The term "comparative year" shall mean the twelve (12) months following the base tax year, and each subsequent Period of twelve (12) months (or such other Period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the tax year for real estate tax purposes by the City of New York).

          (v) The term "real estate taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said building project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes, or in then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this lease, only a pro rata portion thereof covering the portion of the term of this lease unexpired at the time of the imposition of such assessment, shall be included in "real estate taxes". If by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year.

          (vi) Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an "actual assessment" or a "transitional assessment" or otherwise, then the phrases herein "assessed value" and "assessments" shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that tax year.

          (vii) The phrase "real estate taxes payable during the base tax year" shall mean that amount obtained by multiplying the assessed value of the land and buildings of the building project for the base tax year by the tax rate for the base tax year for each $100 of such assessed value.

(c) 1. In the event that the real estate taxes payable for any comparative year shall exceed the amount of the real estate taxes payable during the base tax year, tenant shall pay to landlord, as additional rent for such comparative year, an amount equal to The Percentage of the excess. Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative year, and a statement of the real estate taxes payable during the base tax year. If the real estate taxes payable for such comparative year exceed the real estate taxes payable during the base tax year, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord within ten (10) days after receipt of the aforesaid statement. The benefit of any discount for any earlier payment or prepayment of real estate taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the real estate taxes payable for any comparative year.

     Additionally, Tenant shall pay to Landlord, on demand, a sum equal to The Percentage of any business improvement district assessment payable by the building project.

     2. Should the real estate taxes payable during the base tax year be reduced by final determination of legal proceedings, settlement or otherwise, then, the real estate taxes payable during the base tax year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and tenant shall pay to Landlord as additional rent, within (10) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the real estate taxes payable during the base tax year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made.

     3. If after Tenant shall have made a payment of additional rent under this subdivision (c), Landlord shall receive a refund of any portion of the real estate taxes payable for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within ten (10) days after receiving the refund pay to Tenant Percentage of the refund less The Percentage of expenses (including reasonable attorneys' and appraisers' fees) incurred by Landlord in connection with any such application or proceeding. If prior to the payment of taxes for any comparative year, Landlord shall have obtained a reduction of that comparative year's assessed valuation of the building project, and therefore of said taxes, then the term "real estate taxes" for that comparative year shall be deemed to include the amount of Landlord's reasonable expenses in obtaining such reduction in assessed valuation, including attorneys' and appraisers' fees.

     4. The statements of the real estate taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the Periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, tenant shall pay the additional rent to Landlord in accordance with the statement furnished by Landlord.

     5. In no event shall the fixed annual rent under this lease (exclusive of additional rents under this Article) be reduced by virtue of this Article.

     6. If the commencement date of the term of this lease is not the first day of the rent comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this lease (except termination because of Tenant's default) whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this lease shall have been in existence during such comparative year. Landlord shall promptly cause statements of said additional rent for that comparative year to be prepared and furnished to lessee. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

     7. Landlord's and Tenant's obligations to make the adjustments referred to in subdivision (6) above shall survive any expiration or termination of this lease.

     8. Any delay or failure of lessor in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of lessee to pay such tax escalation hereunder.

                                    SERVICES.

     25. Tenant acknowledges that it has been advised that the cleaning contractor for the building may be a division or affiliate of Landlord. Tenant agrees to employ said contractor, or such other contractor as Landlord may from time to time designate, for any waxing, polishing and other maintenance work of the demised premises and of the Tenant's furniture, fixtures and equipment, provided that the prices charged by said contractor are comparable to the prices charged by other contractors for the same work. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose without Landlord's prior written consent. If Landlord and Tenant cannot agree on whether the prices being charged by the contractor designated by the Landlord are comparable to those charged by other contractors, Landlord and Tenant shall each obtain two bona fide bids for such work from reputable contractors, and the average of the four bids thus obtained shall be the standard of comparison.

                                  JURY WAIVER.

     26. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and tenant, Tenant's use or occupancy of the premises (except for personal injury or property damage) or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature in any summary proceeding, provided Tenant does not thereby waive any defense or the right to assert such claim in a separate action or proceeding.

                                 NO WAIVER, ETC.

     27. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant's claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of ten (10) days, then at Landlord's option a "late charge" shall become due and payable to Landlord, as additional rent, from the date it was due until payment is made at the following rates:
the lower of (i) the rate of interest publicly announced in New York City from time to time by The Chase Manhattan Bank N.A. as its so called prime rate, plus six percent (6%), or (ii) the applicable maximum legal rate of interest. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the premises, except a writing signed by Landlord. The delivery of keys to Landlord or its agents shall not constitute a termination of this lease or a surrender of the premises. Acceptance by Landlord of less than the rent herein provided shall at Landlord's option be deemed on account of earliest rent remaining unpaid. No endorsement on any check, or letter accompanying rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this lease shall be effective, unless such waiver be in writing signed by Landlord. This lease contains the entire agreement between the parties, and no modification thereof shall be binding unless in writing and signed by the party concerned. Tenant shall comply with the rules and regulations printed in this lease, and any reasonable modifications thereof or additions thereto. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this lease, or any rule or regulation. This lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the premises, for any reason, including as the result of construction on any property of which the premises are not a part or by Landlord's own acts.

                          OCCUPANCY AND USE BY TENANT.

     28 (A). Tenant acknowledges that its continued occupancy of the demised premises, and the regular conduct of its business therein, are of utmost importance to the Landlord in the renewal of other leases in the building, in the renting of vacant space in the building, in the providing of electricity, air conditioning, steam and other services to the tenants in the building, and in the maintenance of the character and quality of the tenants in the building. Tenant therefore covenants and agrees that it will occupy the entire demised premises, and will conduct its business therein in the regular and usual manner, throughout the term of this lease. Tenant acknowledges the Landlord is executing this lease in reliance upon these covenants, and that these covenants are a material element of consideration inducing the Landlord to execute this lease. Tenant further agrees that if it vacates the demised premises or fails to so conduct its business therein, at any time during the term of this lease, without the prior written consent of the Landlord, then all rent and additional rent reserved in this lease from the date of such breach to the expiration date of this lease shall become immediately due and payable to Landlord.

         (B) The parties recognize and agree that the damage to Landlord resulting from any breach of the covenants in subdivision (A) hereof will be extremely substantial, will be far greater than the rent payable for the balance of the term of this lease, and will be impossible of accurate measure. The parties therefore agree that in the event of a breach or threatened breach of the said covenants, in addition to all of Landlord's other rights and remedies, at law or in equity or otherwise, Landlord shall have the right of injunction to preserve Tenant's occupancy and use. The words "become vacant or deserted" as used elsewhere in this lease shall include Tenant's failure to occupy or use as by this Article required.

         (C) If Tenant breaches either of the covenants in subdivision (A) above, and this lease be terminated because of such default, then, in addition to Landlord's rights of reentry, restoration, preparation for and rerental, and anything elsewhere in this lease to the contrary notwithstanding, Landlord shall retain its right to judgment on and collection of Tenant's aforesaid obligation to make a single payment to Landlord of a sum equal to the total of all rent and additional rent reserved for the remainder of the original term of this lease, subject to future credit or repayment to Tenant in the event of any rerenting of the premises by Landlord, after first deducting from rerental income all expenses incurred by Landlord in reducing to judgment or otherwise collecting Tenant's aforesaid obligation, and in obtaining possession of restoring, preparing for and re-letting the premises. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this lease.

                                    NOTICES.

     29. Landlord acknowledges that it has been advised by Tenant that Tenant's principal offices are located in San Francisco, California; that the within demised premises will be used by Tenant primarily as its New York City location for the Toy Fair (as hereinafter defined); and that, as a result of such use of the demised premises by Tenant, there may be period during the year (other than during the Toy Fair) when none or only a few of Tenant's personnel will be occupying the demised premises. Landlord agrees that any such period (other than during the Toy Fair) when the demised premises is unoccupied by Tenant's personnel, or is only occupied by a few of Tenant's personnel, shall not be deemed a breach of the provisions of this Article 28. Any bill, notice or demand from Landlord to Tenant shall be sent by registered or certified mail to Tenant's address as set forth in the preface to this Lease, Attention: William
G. Catron, General Counsel, except for rent bills (which may be sent by regular mail), and except for emergency repair notices (which may be personally delivered to the demised premises, provided that a copy of such emergency repair notice is simultaneously sent by telecopier to Tenant's principal office at the following fax number: (415) 583-5572). Such bill, notice or demand shall be deemed to have been given at the time of delivery or mailing. Any notice from Tenant to Landlord must be sent by registered or certified mail to the last address designated in writing by Landlord.

                                     WATER.

     30. Tenant shall Pay the amount of Landlord's cost for all water used by Tenant for any purpose other than ordinary lavatory uses, and any sewer rent or tax based thereon. Landlord may install a water meter to measure Tenant's water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter. If water is made available to Tenant in the building or the demised premises through a meter which also supplies other premises, or without a meter, then Tenant shall pay to Landlord $ a reasonable charge (it being understood that any such charge will be comparable to the water charges paid by other tenants in the building) per month for water.

                                SPRINKLER SYSTEM.

     31. If there shall be a "sprinkler system" in the demised premises for any period during this lease, Tenant shall pay $ a reasonable charge (it being understood, however, that Landlord does not currently collect such a fee from Tenant; that Landlord shall not commence to collect such a fee from Tenant unless it does so as to all other tenants in the building; and that if Landlord does commence to collect such a fee from Tenant, it will be comparable to the sprinkler supervisory fees charged to other tenants in the building with the same size premises as Tenant) per month, for sprinkler supervisory service. If such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. If the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office or any governmental authority requires the installation or any alteration to a sprinkler system by reason of Tenant's occupancy or use of the premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, Tenant shall make such installation or alteration promptly, and at its own expense.

                              HEAT, ELEVATOR, ETC.

      32. Landlord shall provide elevator service during all usual business hours including Saturdays until 1 P.M., except on Sundays, State holidays, Federal holidays, or building Service Employees Union Contract holidays. Landlord shall furnish heat to the premises during the same hours on the same days in the cold season in each year. Landlord shall cause the premises to be kept clean in accordance with Landlord's customary standards for the building, provided they are kept in order by Tenant. Landlord, its cleaning contractor and their employees shall have after-hours access to the demised premises and the use of Tenant's light, power and water in the demised premises as may be reasonably required for the purpose of cleaning the demised premises. Landlord may remove Tenant's extraordinary refuse from the building and Tenant shall pay the cost thereof. If the elevators in the building are manually operated, Landlord may convert to automatic elevators at any time, without in any way affecting Tenant's obligations hereunder.

                                SECURITY DEPOSIT.

     33. Tenant has deposited with Landlord the sum of $ NONE as security for the performance by Tenant of the term of this lease. Landlord may use any part of the Security to satisfy any default of Tenant and any expenses arising from such default, including but not limited to any damages or rent deficiency before or after re-entry by Landlord. Tenant shall, upon demand, deposit with Landlord the full amount so used, in order that Landlord shall have the full security deposit on hand at all times during the term of this lease. If Tenant shall comply fully with the terms of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease. In the event of a sale or lease of the building containing the premises. Landlord may transfer the security to the purchaser or tenant, and Landlord shall thereupon be released from all liability for the return of the security. This provision shall apply to every transfer or assignment of the security to a new Landlord. Tenant shall have no legal power to assign or encumber the security herein described.

                                  ELECTRICITY.

     34. Terms and conditions with respect to electricity rent inclusion, or with respect to sub-metering, as the case may be, and general conditions with respect to either, are set forth in Article 41 in the Rider annexed to and made part of this lease.

                                  RENT CONTROL

     35. In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this lease, by not less than thirty (30) days' written notice to Tenant, on a date set forth in said notice, in which event this lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right so to terminate this lease if Tenant within such period of (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

                                    SHORING.

     36. Tenant shall Permit any person authorized to make an excavation on land adjacent to the building containing the premises to do any work within the premises necessary to preserve the wall of the building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

                           EFFECT OF CONVEYANCE, ETC.

     37. If the building containing the premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the building assumes in writing such obligations and liabilities.

                        RIGHTS OF SUCCESSORS AND ASSIGNS.

     38. This lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this lease shall be valid and be enforced to the fullest extent permitted by law.

                                    CAPTIONS.

     39. The captions herein are inserted only for convenience, and are in no way to be construed as a part of this lease or as a limitation of the scope of any provision of this lease.

                               LEASE SUBMISSION.

     40. Landlord and Tenant agree that this lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

               SEE RIDER(S) ANNEXED HERETO AND MADE A PART HEREOF

In Witness Whereof, Landlord and Tenant have executed this lease as of the day and year first above written.

                                          200 FIFTH AVENUE ASSOCIATES
                                          By: Helmsley-Spear, Inc., Agent

Witness for Landlord...............       BY: - (



Witness for Tenant   H. Alan Gaudie          LEWIS GALOOB TOYS, INC.
                     Senior Vice President, Finance

                                          BY:

                                              William B. Towne
                                              Executive Vice President,
                                              Finance & Chief Financial
                                              Officer

                    ACKNOWLEDGEMENTS

                                       State of New York    )
                                       County of New York) ss.:
                                       On the day of         ,19   , before me
                                       personally came
                                       to me known, who, being by me duly sworn,
                                       did depose and say that he
                                       resides at No.
                                       That he is the      of
                                       the corporation described in, and which
                                       executed, the foregoing instrument; and
                                       that he signed his name thereto by
                                       authority of the Board of Directors of
                                       said corporation

                RIDER ANNEXED TO AND MADE A PART OF LEASE BETWEEN

                       200 FIFTH AVENUE ASSOCIATES, LESSOR

                       AND LEWIS GALOOB TOYS, INC., LESSEE

       RULES AND REGULATIONS REFERRED TO IN THIS LEASE

     1. No animals, birds, bicycles or vehicles shall be brought into or kept in the premises. The premises shall not be used for manufacturing or commercial repairing or for retail sale of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the premises be used for a public stenographer or typist: barber or beauty shop: telephone, secretarial or messenger employment, travel or tourist agency: school or classroom; commercial document reproduction: or for any business other than specifically provided for in the tenant's lease. Lessee shall not cause or permit in the premises any disturbing noises which may, interfere, with occupants of this or neighboring buildings, any cooking or objectionable odors, or any nuisance of any kind or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the building are prohibited, and each Lessee shall cooperate so as to prevent the same.

     2. The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or any unsuitable substances shall be thrown therein. Lessee shall not throw anything out of doors, windows or skylights, or into hallways stairways or elevators, nor place food or objects on outside window sills. Lessee shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from Lessee's premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the building be covered or obstructed in any way.

     3. Lessee shall not place a load upon any floor of the premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes in the premises. Business machines and mechanical equipment shall be placed and maintained by Lessee, at Lessee's expense, only with Lessor's consent and in settings approved by Lessor to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the building is prohibited. If the premises are on the ground floor of the building the tenant thereof at its expense shall keep the sidewalks and curb in front of the premises clean and free from ice, snow, dirt and rubbish.

     4. Lessee shall not move any heavy or bulky materials into or out of the building without Lessor's prior written consent, and then only during such hours and in such manner as Lessor shall approve. If any material or equipment requires special handling, Lessee shall employ only persons holding a Master Riggers License to do such work, and all such work shall comply with all legal requirements. Lessor reserves the right to inspect all freight to be brought into the building, and to exclude any freight which violates any rule, regulation or other provision of this lease.

     5. No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the building, without the prior written consent of Lessor. Lessor may remove anything installed in violation of this provision, and Lessee shall pay the cost of such removal. Interior signs on doors and directories, shall be inscribed or affixed by Lessor at Lessee's expense.
Lessor shall control the color, size, style and location of all signs, advertisements and notices. No advertising of any kind by Lessee shall refer to the building, unless first approved in writing by Lessor.

     6. No article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the premises, nor shall any part of the premises be painted, papered or otherwise covered or in any way marked or broken, without the prior written consent of Lessor.

     7. No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon Lessee, without the prior written consent of Lessor. At the termination of this lease, Lessee shall deliver to Lessor all keys for any portion of the premises or building. Before leaving the premises at any time, Lessee shall close all windows and close and lock all doors.

     8. No Lessee shall purchase or obtain for use in the premises any spring water, ice, towels, food, bootblacking, barbering or other such service furnished by any company or person not approved by Lessor; provided, however, that the cost of any such services provided by any company approved by Lessor shall be competitive, and the foregoing shall not prohibit Lessee and its employees from having light meals delivered to the premises from restaurants outside the building. Any necessary exterminating work in the premises shall be done at Lessee's expense, at such times, in such manner and by such company as Lessor shall require. Lessor reserves the right to exclude from the building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the building signed by Lessor. Lessor will furnish passes to all persons reasonably designated by Lessee. Lessee shall be responsible for the acts of all persons to whom passes are issued at Lessee's request.

     9. Whenever Lessee shall submit to Lessor any plan, agreement or other document for Lessor's consent or approval, Lessee agrees to pay Lessor as additional rent on demand the reasonable out-of-pocket cost to Lessor of any architect, engineer or attorney employed by Lessor to review said plan, agreement or document.

     10. The use in the demised premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

     In case of any conflict or inconsistency between provisions of this lease and any of the rules and regulations as originally or as hereafter adopted the provisions of this lease shall control.

                RIDER ANNEXED TO AND MADE A PART OF LEASE BETWEEN
                       200 FIFTH AVENUE ASSOCIATES, LESSOR
                       AND LEWIS GALOOB TOYS, INC., LESSEE

                                   Article 41

                                   Electricity

     41. Landlord and Tenant understand and agree that Tenant will obtain its electricity for the demised premises through the presently existing wiring and equipment servicing the demised premises, either on a "submetering" basis or on a "rent inclusion" basis. Initially, the parties agree, electricity distribution shall be on a "submetering" basis. If for any reason beyond Landlord's control, including action by government or other authority asserting jurisdiction over the matter, Tenant no longer can so obtain its electricity supply on a "submetering" basis, then and in such event Landlord will redistribute to Tenant the electricity for the demised premises, on a "rent inclusion" basis, as hereinafter provided.

     (A). Submetering: If and so long as Lessor provides electricity to the demised premises on a submetering basis, Lessee covenants and agrees to purchase the same from Lessor or Lessor's designated agent at charges, terms and rates set, from time to time, during the term of this lease by Lessor but not more than those specified in the service classification in effect on January 1, 1970 pursuant to which Lessor then purchased electric current from the public utility corporation serving the part of the city where the building is located; provided, however, said charges shall be increased in the same percentage as any percentage increase in the billing to Lessor for electricity for the entire building, by reason of increase in Lessor's electric rates or service classifications, subsequent to January 1, 1970, and so as to reflect any increase in Lessor's electric charges, fuel adjustment, or by taxes or charges of any kind imposed on Lessor's electricity purchases, or for any other such reason, subsequent to said date. Any such percentage increase in Lessor's billing for electricity due to changes in rates or service classifications shall be computed by the application of the average consumption (energy and demand) of electricity for the entire building for the twelve (12) full months immediately prior to the rate and/or service classification change, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classification and to the service classification in effect on January 1, 1970. If the average consumption of electricity for the entire building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months; and that same consumption, so projected, shall be applied to the service classification in effect on January 1, 1970. Where more than one meter measures the service of Lessee in the building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefor shall be rendered at such times as Lessor may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent. In the event that such bills are not paid within fifteen (15) days after Lessee's receipt of same, Lessor may, without further notice, discontinue the service of electric current to the demised premises without releasing Lessee from any liability under this lease and without Lessor or Lessor's agent incurring any liability for any damage or loss sustained by Lessee by such discontinuance of service. If any tax is imposed upon Lessor's receipt from the sale or resale of electrical energy or gas or telephone service to Lessee by any Federal, State or Municipal Authority, Lessee covenants and agrees that where permitted by law, Lessee's pro-rata share of such taxes shall be passed on to, and included in the bill of, and paid by, Lessee to Lessor.

     (B). Rent Inclusion: If and so long as Lessor provides electricity to the demised premises on a rent inclusion basis, Lessee agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor ("ERIF"), as hereinafter defined. Lessee acknowledges and agrees (i) that the fixed annual rent hereinabove set forth in this lease does not yet, but is to include an ERIF of $3.00 per rentable square foot to compensate Lessor for electrical wiring and other installations necessary for, and for its obtaining and making available to Lessee the redistribution of, electric current as an additional service; and (ii) that said ERIF, which shall be subject to periodic adjustments as hereinafter provided, has been partially based upon an estimate of the Lessee's connected electrical load, which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy
(KWH), for ordinary lighting and light office equipment and the operation of the usual small business machines, including Xerox or other copying machines (such lighting and equipment are hereinafter called "Ordinary Equipment") during ordinary business hours ("ordinary business hours" shall be deemed to mean 50 hours per week), with Lessor providing an average connected load of 4-1/2 watts of electricity for all purposes per rentable square foot. Any installation and use of equipment other than Ordinary Equipment and/or any connected load and/or any energy usage by Lessee in excess of the foregoing shall result in adjustment of the ERIF as hereinafter provided. For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 17,200 square feet.

     If the cost to Lessor of electricity shall have been, or shall be, increased or decreased subsequent to May 1, 1995 (whether such change occurs prior to or during the term of this lease), by change in Lessor's electric rates or service classifications, or by any increase, subsequent to the last such electric rate or service classification change, in fuel adjustments or charges of any kind, or by taxes, imposed on Lessor's electricity purchases, or for any other such reason, then the ERIF, which is a portion of the fixed annual rent, shall be changed in the same percentage as any such change in cost due to changes in electric rates or service classifications, and, also, Lessee's Payment obligation, for electricity redistribution, shall change from time to time so as to reflect any such increase in fuel adjustments or charges, and taxes. Any such percentage change in Lessor's cost due to changes in electric rates or service classifications shall be computed by the application of the average consumption (energy and demand) of electricity for the entire building for the twelve (12) full months immediately prior to the new rate and/or service classification change, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classification and to the immediately prior existing rate and/or service classification. If the average consumption of electricity for the entire building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire building for the first (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification which existed immediately prior to the change. The parties agree that a reputable, independent electrical consultant, selected by Lessor ('Lessor's electrical consultant'), shall determine the percentage change for the changes in the ERIF due to Lessor's changed costs, and that Lessor's electrical consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and the use of current. (i) If any such survey shall reflect a connected load in the demised premises in excess of 4 1/2 watts of electricity for all purposes per rentable square foot and/or energy usage in excess of ordinary business hours (each such excess is hereinafter called 'excess electricity') then the connected load and/or the hours of use portion(s) of at then existing ERIF shall each be increased by an amount which is equal to a fraction of the then existing ERIF, the numerator of which is the excess electricity (i.e., excess connected load and/or excess usage) and the denominator of which is the, connected load and/or the energy usage which was the basis for the computation of the then existing ERIF. Such fractions shall be determined by Lessor's electrical consultant. The fixed annual rent shall then be appropriately adjusted, effective as of the date of any such change in connected load and/or usage, as disclosed by said survey. (ii) If such survey disclose installation and use of other than Equipment, then effective as of the date of said survey. there shall be added to the ERIF portion of the fixed annual rent (computed and fixed as hereinbefore described) an additional amount equal to what would be paid under the SC-4 Rate I Service. Classification in effect on May 1, 1995 (and not the time-of-day rate schedule) for such load and usage of electricity, with the connected electrical load deemed to be the demand
(KW) and the hours of use thereof deemed to be the energy (KWH), as hereinbefore provided, (which addition to the ERIF shall be increased or decreased by all electricity cost changes of Lessor, as hereinabove provided, from May 1, 1995 through the date of billing).

     In no event, whether because of surveys or for any other reason, is the originally specified $3.00 per rentable square foot ERIF portion of the fixed annual rent (plus any net increase thereof, but not decrease, by virtue of all electric rate or service classification changes subsequent to May 1, 1995) to be reduced.

     (C). General Conditions: The determinations by Lessor's electrical consultant in respect of Subdivisions (A) or (B) above be binding and conclusive on Lessor and on Lessee from and after the delivery of copies of such determinations to Lessor and Lessee, unless, within fifteen (15) days after delivery thereof, Lessee disputes such determination. If Lessee so disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article, Lessee's consultant and Lessor's consultant then shall seek to agree. If they cannot agree within thirty (30) days they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling. (If they cannot agree on such third consultant within ten (10) days, then either party may apply to the Supreme Court in the County of New York for such appointment.) However, pending such controlling determinations, Lessee shall pay to Lessor the amount of additional rent or ERIF in accordance with the determinations of Lessor's electrical consultant. If the controlling determinations differ from Lessor's electrical consultant, then the parties shall promptly make adjustment for any deficiency owed by Lessee or overage paid by Lessee.

     At the option of Lessee, Lessee may purchase from Lessor or its agents all lamps and bulbs used to the demised premises and to pay for the cost of installation thereof. Lessor shall not be liable to Lessee for any loss or damage or expense which Lessee may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Lessee's requirements. Lessee covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers or wiring installation. Lessee agrees not to connect any additional electrical equipment to the building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Lessor's prior written consent, which consent shall not be unreasonably withheld. Any riser or risers, to supply Lessee's electrical requirements, upon written request of Lessee, will be installed by Lessor, at the sole cost and expense of Lessee, if in Lessor's sole judgement, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause, or create a dangerous or hazardous condition or entail excessive or unreasonable alterations repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers Lessor will also at the sole cost and expense of Lessee, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, and that the references; in the foregoing two paragraphs to changes in methods of or rules on billing are intended to include any such changes. Supplementing Article 35 hereof, if all or part of the submetering additional rent or the ERIF payable in accordance with Subdivision (A) or (B) of this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulation, the parties agree that, at Lessor's option, in lieu of submetering additional rent or ERIF, and in consideration of Lessee's use of the building's electrical distribution system and receipt of redistributed electricity and payment by Lessor of consultants' fees and other redistribution costs, the fixed annual rental rates to be paid under this Lease shall be increased by an "alternative charge" which shall be a sum equal to $3.00 per year per rentable sq. ft. of the demised premises, changed in the same percentage as any increases in the cost to Lessor for electricity for the entire building subsequent to May 1, 1994, because of electric rate or service classification changes, such percentage change to be computed as in Subdivision
(B) provided. The Lessor reserves the right, at any time upon ninety (90) days' written notice, to change its furnishing of electricity to Lessee from a rent inclusion submetering basis, or vice versa. The Lessor reserves the right to terminate the furnishing of electricity on a rent-inclusion, submetering, or any other basis at any time, upon ninety (90) days' written notice to the Lessee, in which event the Lessee may make application directly to the public utility for the Lessee's entire separate supply of electric current and Lessor shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Lessee's then authorized load. Any motors, riser's or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Lessee to obtain electric current directly from such utility shall be installed at Lessee's sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. The Lessor, upon the expiration of the aforesaid ninety (90) day's written notice to the Lessee may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. If Lessee was provided electricity on a rent inclusion basis when it was so discontinued, then commencing when Lessee receives such direct service and as long as Lessee shall continue to receive such service, the fixed annual rental rate payable under this lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

                     RIDER ATTACHED TO AND FORMING A PART OF
                   LEASE BETWEEN 200 FIFTH AVENUE ASSOCIATES,
                  LANDLORD, AND LEWIS GALOOB TOYS, INC., TENANT

                                   Article 42

                      Existing Lease; Rent Credit; Initial
                              Alteration Work; Etc.

     42. A. The parties acknowledge (i) that Tenant currently occupies Rooms 1416-1438 in the building known as the International Toy Center South (200 Fifth Avenue), pursuant to a certain lease with Landlord, dated as of October 4, 1985, for a term which is to expire on April 30, 1996 (the "Existing Lease"); and (ii) that, as an accommodation to Tenant, and in consideration of Tenant's agreement to enter into the within Lease, Landlord has agreed to permit Tenant to continue to occupy the premises demised under the Existing Lease, on a "rent free" basis, while Tenant is effecting its Initial Alteration Work (as hereinafter defined) in the within demised premises. Accordingly, Landlord and Tenant hereby agree that the Existing Lease shall be deemed to be, and hereby is, modified as follows:

(a) Tenant shall not be obligated to pay any fixed annual rent (as escalated under Article 23), real estate tax escalation additional rent or electricity charges which are due and payable under the Existing Lease from December 1, 1995 through the expiration date of the term of the Existing Lease (as herein modified); and

(b) The term of the Existing Lease shall expire on the date which shall be the earlier to occur of (i) the date Tenant notifies Landlord that it has completed the Initial Alteration Work in the demised premises, or (ii) February 9, 1996. Notwithstanding anything to the contrary contained in the Existing Lease, upon such expiration date of the term thereof, Tenant shall surrender possession of the premises demised thereunder to Landlord, vacant, in broom clean condition and free of any furniture, moveable fixtures or other personal property of Tenant, but with all ceiling light fixtures remaining in place. Tenant agrees that it will repair any damage to the premises caused by such removal.

Otherwise, the premises demised under the Existing Lease shall continue to be leased to Tenant under all of the terms, covenants and conditions of the Existing Lease, which are hereby ratified and confirmed.

     B. If and so long as Tenant is not in default under this Lease beyond any grace period, Tenant shall be entitled to a rent credit in the amount of $172,002, which rent credit shall be applied, until fully depleted, against the first fixed annual rent (without electricity) which is due under this Lease, from and after the commencement date of the term hereof; except that Tenant shall nevertheless be obligated, from and after said commencement date, to pay any additional rent which is due hereunder, and to pay for Tenant's electricity consumption in the demised premises under Article 41 hereof.

     C. Supplementing Article 22 hereof, Tenant agrees that, at its sole cost and expense, it will effect all alterations, additions and improvements, in and to the demised premises, which are necessary to make such space suitable and ready for Tenant's occupancy and use (the "Initial Alteration Work"). Tenant will cause the Initial Alteration Work to be effected in a good and workmanlike manner, in accordance with Tenant's approved plans and specifications, in accordance with the provisions of Article 7, as supplemented by Article 43, and all other applicable provisions of this Lease, and in compliance with all applicable laws, rules and regulations.

        Tenant shall, within five (5) business days after the execution and delivery of this Lease, furnish Landlord for its approval a complete set of architectural and engineering plans and specifications for the Initial Alteration Work. Landlord agrees that it will not unreasonably withhold its approval to any work in said plans and specifications which is non-structural interior alteration work and which does not affect any of the building systems or equipment. Landlord further agrees that, within five (5) business days after receipt of same, Landlord shall approve said plans and specifications, or return them with specific written advice as to what changes are required for its approval to be forthcoming. In the event such plans and specifications are so returned to Tenant, Tenant shall revise them to incorporate such changes as are required for Landlord's approval to be forthcoming and shall resubmit such revised plans and specifications to Landlord, within three (3) business days after they are returned (unapproved) by Landlord. Such plan approval process shall continue until a complete set of Tenant's plans and specifications for the Initial Alteration Work has been approved by Landlord.

        Landlord agrees that Tenant may commence its demolition work in the demised premises, prior to Landlord's approval of a complete set of plans and specifications for the Initial Alteration Work, provided that such demolition work is effected by a general contractor which Landlord has previously approved for the building, and provided, further, that such work is effected in accordance with all applicable laws, rules and regulations and all applicable provisions of this Lease regarding alterations and installations.

        Landlord agrees that there will be no charge to Tenant for its use of the building freight elevator, between the hours of 8:00 a.m. and 5:00 p.m., in connection with the Initial Alteration Work. Tenant acknowledges that such use ' will be on a first come, first served basis. Any use of the building freight elevator outside of such hours in connection with the Initial Alteration Work, shall be subject to Landlord's then current charges therefor.

     D. Notwithstanding anything contained in Article 23 to the contrary, the
Article 23 cost of living adjustments to the fixed annual rental rate shall not in any single calendar year exceed an amount equal to (i) five percent (5%) of the fixed annual rental rate payable under this Lease as of December 1st of the immediately preceding calendar year (unadjusted by Article 23), multiplied by
(ii) the number of calendar years elapsed from the Base Year through the calendar year for which such adjustments are made.

     E. Tenant acknowledges that it has been advised that a portion of the within demised premises is currently occupied by a certain tenant (the "Occupying Tenant") pursuant to a certain lease (the "Occupying Lease"), the term of which is to expire in the future. Landlord and Tenant agree that the within Lease is conditioned upon the Landlord entering into a lease cancellation agreement with the Occupying Tenant, pursuant to which the term of the Occupying Lease is cancelled and terminated effective immediately. Landlord agrees that it will give Tenant immediate written notice of the execution and delivery of such lease cancellation agreement, which notice shall be sent by telecopier to Tenant's attorney, Richard N. Cohen, Esq., fax no. 212-7589826. If, for any reason whatsoever, including the Occupying Tenant's failure or refusal to execute same, such lease cancellation agreement is not executed and delivered by Landlord and the Occupying Tenant within seven (7) days after the execution and delivery of the within Lease, then and in such event, Tenant shall have the option to cancel and terminate the term of the within Lease, upon immediate written notice to Landlord (which notice shall be sent to Landlord's attorney, David J. Bleckner, Esq., fax no. 212-986-7679), whereupon this Lease shall be deemed null and void and of no further force and effect, and neither party shall have any liability to the other under this Lease, and the Existing Lease shall remain in full force and effect, without the modifications set forth above.

     F. To the best of Landlord's knowledge, there is no asbestos-containing material in the demised premises. Landlord, however, agrees that, in connection with Tenant's initial alteration work in any portion of the premises, Landlord shall be solely responsible for and shall, at Landlord's expense, cause to be effected any removal, encapsulation, encasement or other treatment of asbestos required by any law, rule, ordinance or regulation of any governmental authority having jurisdiction over the demised premises. Landlord and Tenant further agree that any such compliance made necessary by improvements or other work effected by or for Tenant after Tenant opens for business in such portion of the demised premises, shall be effected at Tenant's expense.

                                   Article 43

                                   Alterations

     43. Anything in Article 7 to the contrary notwithstanding, Landlord will not unreasonably withhold or delay approval of written requests of Tenant to make nonstructural interior alterations, additions and improvements (herein referred to as "alterations,") in the demised premises, provided that such alterations do not adversely affect utility services or plumbing and electrical lines or other systems of the building. All alterations shall be performed in accordance with the following conditions:

     (a) All alterations costing more than $20,000.00 shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval. Landlord shall be given, in writing, a good description of all other alterations.

     (b) All alterations shall be done in a good and workmanlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such alterations.

     (c) All alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 58/87 and similar present or future laws, and regulations issued pursuant thereto, and also (except as provided in Article 42F hereof) New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant's sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord's rules and regulations thereon.

     (d) All work shall be performed with union labor having the proper jurisdictional qualifications.

     (e) Tenant shall keep the building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises.

     (f) Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

     (i) Workmen's compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises.

     (ii) Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insureds, with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less then $500,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires). Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all times when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be cancelled without thirty (30) days prior written notice to Landlord. All policies, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant's location at the demised premises.

     (g) All work to be performed by or for Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the building.

                                   Article 44

                           Assignment and Subletting

     44. Supplementing Articles 3 and 27 hereof, Landlord and Tenant agree that:

     A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. The merger or consolidation of a corporate lessee or sublessee where the net worth of the resulting or surviving corporation is less than the net worth of the lessee or sublessee immediately prior to such merger or consolidation shall be deemed an assignment of this lease or of such sublease. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. If any lien is filed against the demised premises or the building of which the same form a part for real estate brokerage services claimed to have been performed for Tenant, whether or not actually performed, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by filing the bond required by law or otherwise and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage service rendered.

     B. If Tenant desires to assign this Lease or to sublet all or any portion of the demised premises, it shall first submit in writing to Landlord the documents described in Section C hereof, and shall offer in writing, (i) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of moneys or other consideration therefor, and with a full release of Tenant from any and all obligations under the Lease accruing from and after the effective date of the assignment, or, (ii) with respect to a prospective subletting, to sublet to Landlord the portion of the demised premises involved ("Leaseback Area") for the term specified by Tenant in its proposed sublease, and at the lower of (a) Tenant's proposed subrental or (b) at the same rate of fixed rent and additional rent, and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the demised premises to be covered by such subletting. The offer shall specify the date when the Leaseback Area will be made available to Landlord, which date shall be in no event earlier than sixty (60) days nor later than one hundred eighty (180) days following the acceptance of the offer. If an offer of sublease is made, and if the proposed sublease will result in all or substantially all of the demised premises being sublet, then Landlord shall have the option to extend the term of its proposed sublease for the balance of the term of this Lease less one (1) day.

     Landlord shall have a period of thirty (30) days from the receipt of such offer to either accept or reject the same. If Landlord shall accept such offer, Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord's counsel.

     If a sublease is so made it shall expressly:

         (a) permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary;

         (b) provide that Tenant will at all times permit reasonably appropriate means of ingress and egress from the Leaseback Area;

         (c) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

         (d) provide that Landlord shall accept the Leaseback Area "as is" except that Landlord, at Tenant's expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the demised premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

         (e) provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition,subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

     Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for fixed annual rent and additional rent, if any, due under that within Lease, which are in excess of the rents and additional sums due under such sublease.

     Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the Tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

     C. If Tenant requests Landlord's consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee, and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee.

     D. If Landlord shall not have accepted Tenant's offer, as provided in Section B, then Landlord will not unreasonably withhold or delay its consent to Tenant's request for consent to such specific assignment or subletting, where Tenant will not move the conduct of its business to another building in New York City. Any consent of Landlord under this article shall be subject to the terms of this article and conditioned upon there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

     E. Tenant understands and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord's written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this Lease to be performed by the Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

     F.   Anything herein contained to the contrary notwithstanding:

          1. Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of the then building rental rate for such space or the rental rate then being paid-by Tenant to Landlord.

          2. The transfer of a majority of the issued and outstanding capital stock of, or a controlling interest in, any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, and the conversion of a tenant or subtenant entity to either a limited liability company or a limited liability partnership, shall be deemed an assignment of this Lease or of such sublease. The transfer of outstanding capital stock of any corporate tenant, for purposes of the Article, shall not include sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange.

          3.   No assignment or subletting shall be made:

               (a) To any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the building, or who was negotiating with Landlord or Landlord's agent (directly or through a broker) with respect to space in the building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

               (b) By the legal representatives of the Tenant or by any person to whom Tenant's interest under this Lease passes by operation of law, except in compliance with the provisions of this Article;

               (c) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the building of which the demised premises form a part.

     G. Anything hereinabove contained to the contrary notwithstanding, the offer back to Landlord provisions of Section B hereof shall not apply to, and Landlord herewith consents to an assignment of this Lease, or sublease of all or part of the demised premises, to the parent of Tenant or to an affiliate (as hereinafter defined) of Tenant or of said parent of Tenant, provided the net worth of the transferor or sublessor, after such transaction, is equal to or greater than its net worth immediately prior to such transaction; and provided, also, that any such transaction complies with the other provisions of this Article.

          For purposes of this Lease, the term "affiliate" shall mean any entity which controls, is controlled BY or under common control with Tenant. The term "control" shall mean ownership of more than fifty percent (50%) of the equity and voting interest in Tenant.

     F. Anything hereinabove contained to the contrary notwithstanding, the offer back to Landlord provisions of Section B hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises, to any corporation (i) to which substantially all the assets of Tenant are transferred or (ii) into which Tenant may be merged or consolidated, provided that the net worth, experience and reputation of such transferee or of the resulting or surviving corporation, as the case may be, is equal to or greater than the net worth, experience and reputation of Tenant and of any guarantor of this Lease immediately prior to such transfer; and provided, also, that any such transaction complies with the other provisions of this Article.

          No consent from Landlord shall be necessary under Subdivision H hereof where (i) reasonably satisfactory proof is delivered to Landlord that the net worth and other provisions of Subdivision H and the other provisions of this Article, have been satisfied and (ii) Tenant, in a writing reasonably satisfactory to Landlord's attorneys, agrees to remain primarily liable jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease.

     I. If Landlord shall not have accepted any required Tenant's offer and/or Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to (a) fifty percent (50%) of any rent or other consideration paid to Tenant by any subtenant which (after deducting the costs of Tenant, if any, in effecting the subletting, including reasonable alteration costs, commissions and legal fees) is in excess of the rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) fifty percent (50%) of any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such subletting or assignment. ALL sums payable hereunder by Tenant shall be payable to Landlord as additional rent upon receipt thereof by Tenant.

     J. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

                                   Article 45

                             INTENTIONALLY OMITTED

                                   Article 46

                                    Brokerage

     46. Tenant-represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the demised premises other than Helmsley-Spear, Inc. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than Helmsley-Spear, Inc. with whom Tenant has dealt in connection with the demised premises or this Lease.

          Landlord represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the demised premises other than Helmsley-Spear, Inc. Landlord agrees to indemnify, defend and save Tenant harmless from and against any claims for fees or commissions from anyone other than Helmsley-Spear, Inc. with whom Landlord has dealt in connection with the demised premises or this Lease.

          Landlord agrees to pay any commission or fee owing to the aforesaid Helmsley-Spear, Inc.

                                   Article 47

                                  Discrepancies

     47. In the event of any inconsistency between the provisions of this rider and the provisions of the printed form of this Lease, the provisions of this rider shall prevail.